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                                                                   EXHIBIT 10.15

                   MASTER SITE DEVELOPMENT AND LEASE AGREEMENT


         THIS AGREEMENT, made this   day of August, 1998 (the "Effective Date"),
between ALAMOSA PCS, LLC, a Texas limited liability company, with its principal offices located at 6688 N. Central Expressway, Suite 850, Dallas, Texas, ("Customer") and Speciality Capital Services, Inc., a Nevada corporation with its principal offices located as 12001 Hwy. 14 North, Cedar Crest, New Mexico, 87008 ("Specialty").

                              W I T N E S S E T H:

         WHEREAS, Specialty provides site acquisition, zoning, construction, site development, site maintenance and site leasing services for wireless communications facilities located in the United States of America;

         WHEREAS, Customer desires to lease space on certain wireless communications towers or platforms to be constructed and owned by Specialty ("Leased Sites"); and

         WHEREAS, Specialty and Customer desire to set forth terms and conditions upon which Specialty will construct and Customer will lease from Speciality Leased Sites located in the areas identified in Exhibit "A" hereto.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1. Leased Sites.

         1.1 Leased Site Schedules. This Agreement and each Leased Site Schedule in substantially the form attached hereto as Exhibit "B" ("Leased Site Schedule") executed in connection with this Agreement contain the basic terms and conditions upon which each Leased Site will be constructed and leased by Specialty to Customer. The location of each Leased Site is individually referred to in this Agreement as a "Site." Each Leased Site Schedule will describe the specific location, description and the size of the Site to which it pertains and contain a precise description of the wireless communications platform or tower to be constructed by Speciality on the Site. Customer will indicate its interest in obtaining a Leased Site Schedule for a particular Site by completing and forwarding to Specialty either search rings for a particular area or a written notice identifying particular Sites for implementation pursuant to this Agreement. Upon receipt of search rings, Specialty will, at its sole expense, promptly inventory and review all existing elevated structures within each search ring that are susceptible of locating a Site, including existing roof top sites, water tank sites, towers and other elevated structures. The purpose of this inventory and review process is to identify sites on which Customer's wireless transmission facilities can be located or co-located with other carriers thereby minimizing the need for construction of new towers. Upon completion of this inventory and review, Speciality and Customer will analyze the results and review Customer's search rings in order to (i) identify the specific roof top sites, water tank sites, existing towers and other existing elevated structures to be utilized by Customer and (ii) determine the number and


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location of new towers to be constructed. Customer and Specialty understand and agree that so long as Customer's time-to-market, and RF engineering criteria are satisfied, Customer's wireless transmission facilities will be co-located on existing structures within the applicable search rings whenever possible. After Customer and Specialty determine that a new tower will be constructed within a given search ring or location, Specialty will locate and identify to Customer a proposed Site for construction of the new tower. Upon identification of each proposed Site for construction of a new tower, Customer will have three (3) business days in which to notify Specialty whether the proposed Site is acceptable to Customer. If Customer deems the Site acceptable or if Customer fails to notify Specialty that it deems the Site unacceptable within three (3) business days after the proposed Site is identified to Customer, then Customer will forward an executed Leased Site Schedule to Specialty whereupon, Specialty will, at its sole expense, promptly complete the site acquisition, lease procurement and zoning (collectively, "Site Acquisition and Zoning Services") of the Site and construct the Leased Site in accordance with the time frames and specifications set forth in Exhibit 2 to the Lease Site Schedule. Upon completion of the Lease Site, Specialty will lease the Leased Site to Customer pursuant to this Agreement and the applicable Lease Site Schedule. To the extent requested by Customer, Specialty will use its best efforts to utilize existing bulk siting agreements or other favorable siting arrangements available to Customer, coordinate all zoning and permitting related activities with Customer and allow Customer to participate in such zoning and permitting processes to ensure consistency with Customer zoning and permitting practices and procedures. Specialty intends to utilize Specialty personnel and existing subcontractor relationships to perform Site Acquisition and Zoning Services. However, if requested by Customer, Specialty will agree to utilize or work with individuals and/or subcontractors designated by Customer (assuming such individuals and/or subcontractors are willing to work with Specialty and meet Specialty's pricing objectives to Customer). If Customer identifies one or more specific Sites to Specialty for which Site Acquisition and Zoning Services already have been completed, then Customer will forward an executed Leased Site Schedule to Specialty describing the Site, whereupon, Specialty will, at its sole expense, promptly enter into or accept the assignment of the underlying site lease or sublease, construct the Leased Site in accordance with the time frames and specifications set forth in Exhibit 2 to the Leased Site Schedule, and, upon completion of the Leased Site, lease the Leased Site to Customer as described in the Leased Site Schedule, and, upon completion of the Leased Site, lease the Leased Site to Customer as described in the Leased Site Schedule. Each Leased Site Schedule will become a part of this Agreement only upon its execution and delivery by both Customer and Specialty. The parties acknowledge and agree that the specifications for each Leased Site will be sufficient to facilitate co-location of additional tenants on the Leased Site following completion.

         1.2 Improvement of Existing Sites. Where an existing communications tower or platform (including existing roof top sites, water tank sites, towers and other elevated structures, owned or otherwise controlled by a party other than Specialty) in any of the areas identified in Exhibit "A" is selected by Customer for the co-location of a wireless transmission facility, Customer agrees to engage Specialty to perform any necessary Site Acquisition and Zoning Services and to construct any necessary improvements to implement the planned facility, provided Specialty's fees for performing such services are competitive with those available from contractors ("qualified competing contractors") of similar expertise, quality and reputation to Specialty. Specialty will provide such services at competitive prices that are not higher than the average prices available in the given market for like services from qualified competing contractors, provided, however, that if Customer believes


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that the pricing offered by Specialty is not competitive, then Customer will have the right to obtain bids from qualified competing contractors for the same services (including, without limitation, construction management services) as those proposed to be provided by Specialty. If Customer obtains a pricing bid for the required services from a qualified competing contractor that is other than Specialty's proposed pricing, then Customer shall notify Specialty and Specialty shall have the right of first refusal, exercisable by notifying Customer within seven (7) days following receipt of such notice from Customer, to meet the bid upon the same terms and conditions as set forth in the bid. If Specialty declines to meet the bid, then Customer will have the right to hire the qualified competing contractor to perform the work with respect to that site (subject to the qualified competing contractor's provision of certificates of insurance consistent with the provisions of this Agreement).

         1.3 Use of Additional Sites. If during the initial term of this Agreement Customer desires to install additional wireless transmission facilities in any of the areas identified in Exhibit "A," then the following provisions shall apply:

                  1.3.1 If (i) Specialty owns, controls or manages an existing roof top site, water tank site, tower or other elevated structure within any of the areas identified in Exhibit "A" that meets Customer's predetermined coverage requirements (for purposes of this Agreement, Customer's predetermined coverage requirement shall include but not be limited to location, height above ground level, antenna configuration and radiation center) for such additional wireless transmission facilities, (ii) the required antenna space can be made available to Customer within a mutually agreed upon period of time that meets Customer's implementation requirements for the additional wireless transmission facilities,
                           (iii) the placement of Customer's antennas, coaxial cabling and other equipment on the subject structure and the location of Customer's base station equipment at the subject location will not require material structural modification of the subject structure or interfere with the contractual or other rights or existing tenants at the location, then Customer may request a Leased Site Schedule for the subject structure and lease the required antenna space on the subject structure pursuant to this Agreement for a monthly lease price that does not exceed the applicable monthly lease price set forth on Exhibit "C." If Customer requests a Leased Site Schedule pursuant to this Section 1.3.1, then Specialty shall have ten (10) days from receiving notice of Customer's request for a Leased Site Schedule to notify Customer whether the subject structure is available for Customer's purposes. In the event Specialty fails to respond within said ten (10) days, the subject structure will be deemed unavailable. In connection with Customer's assessment of any additional Sites, Specialty shall provide, at no charge to Customer (i) for a period of up to twenty-one (21) days, access to the subject structure and necessary documentation for the purpose of determining the suitability of the subject structure (Customer shall supply, at Customer's expense, all equipment and materials needed to conduct such tests) and (ii) a copy of the Prime Lease (as hereinafter defined), if any, applicable to the Site and such other documentation applicable to the Site as Customer shall reasonably


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                           request (subject to any restrictions regarding
                           confidentiality or disclosure as may be contained in or otherwise applicable to such documents). Specialty shall supply at Specialty's expense, the labor to install one (1) antenna and one (1) coaxial cable to conduct a suitability test at each Site. In order to facilitate the parties compliance with the provisions of this Section 1.3, Specialty agrees to provide Customer with a list of all roof top sites, water tank sites, towers or other elevated structures within any of the areas identified in Exhibit "A" that are owned, controlled or managed by Specialty and to update this list from time to time as necessary during the initial term of this Agreement.

                  1.3.2 If (i) Specialty does not own, control or manage an existing roof top site, water tank site, tower or other elevated structure within any of the areas identified in Exhibit "A" that meets Customer's predetermined coverage requirements for such additional wireless transmission facilities, (ii) no other existing roof top site, water tank site, tower or other elevated structure within any of the areas identified in Exhibit "A" meets Customer's predetermined coverage requirements for such additional wireless transmission facilities, (iii) Customer determines to obtain a new tower to locate such additional wireless transmission facilities, and
                           (iv) Specialty is willing to construct the new tower within a mutually agreed upon time period that meets Customer's construction schedule and lease the required antenna space to Customer for a monthly lease price that does not exceed the applicable monthly lease price set forth on Exhibit "C," then Customer shall request a Leased Site Schedule for the new tower and lease the required antenna space on the new tower pursuant to this Agreement.

2. Customer's Use of the Leased Site

         Customer may use the Leased Site only for the installation, operation and maintenance of unmanned radio communications equipment consistent with the terms of this Agreement and the applicable Leased Site Schedule. Customer must, at Customer's sole expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county and municipal authorities or regulatory agencies including, without limitation, the Federal Communications Commission ("FCC"), that are applicable to the installation or operation of Customer's equipment at the Site. Customer must operate its equipment in a manner that does not interfere with the operation of the communications facility or any prior existing users of the communications facility. Specialty agrees to cooperate with Customer, at Customer's expense, in executing such documents or applications required in order for Customer to obtain such licenses, permits or other governmental approval needed for Customer's permitted use of the Site.

         Notwithstanding the foregoing, Specialty shall obtain, at Specialty's expense, any municipal permits necessary for the initial installation of the Leased Site. Customer will maintain its equipment at the Site in a reasonable condition and in a manner that will not interfere with other uses of the Site.


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3. Term.

         3.1 Term of Agreement. The initial term of this Agreement shall be five
(5) years commencing on the Effective Date. The term of this Agreement will be automatically renewed for three (3) additional terms of five (5) years each unless Customer provides Specialty with notice of intention not to renew at last six (6) months prior to the expiration of the then current term.

         3.2 Term of Leased Site Schedule. Each Site leased by Specialty to Customer pursuant to a Leased Site Schedule shall be leased for an initial term of five (5) years with the commencement date ("Commencement Date") of the term of each particular Leased Site Schedule being as of the first (1st) day of the earlier of (i) the month following the completion of installation of Customer's antennas and coaxial at the Site or (ii) if the Leased Site is a newly constructed site constructed for Customer and the Leased Site is completed within the time frame for completion set forth in the applicable Leased Site Schedule, the second month following completion f the Leased Site. The term of each particular Leased Site Schedule shall automatically be extended for up to three (3) additional five (5) year terms unless Customer terminates it at the end of the then current term by giving Specialty written notice of the intent to terminate at least six (6) months prior to the end of the then current term; provided, however, that the term of all Leased Site Schedules shall immediately terminate upon the termination or expiration of this Agreement. If Specialty's rights in any Site are derived from a prime lease or other agreement with a third party (a "Prime Lease"), a copy of such Prime Lease will be attached as
Exhibit 4 to the applicable Leased Site Schedule. Notwithstanding the foregoing, if Specialty's rights in any Site are derived from a Prime Lease and such Prime Lease has a shorter term or extension terms than those provided for under this paragraph, then Customer's right to extend the Leased Site Schedule applicable to such Site shall only be for as long as Specialty retains its interest in the same applicable property pursuant to such Prime Lease.

4. Rent

         4.1 Rental Payments. The annual rental shall be paid in equal installments beginning on the Commencement Date and continuing on the first day of each and every month thereafter. Payments shall be made to Speciality, or such other person, firm or place as Specialty may, from time to time, designate in writing at least thirty (30) days in advance of any rental payment date. The amount of the annual rental shall be that amount designated on the applicable Leased Site Schedule which amount shall be adjusted on each Adjustment Date according to the formula set forth in Section 4.2. The rental amounts designated on each Leased Site Schedule shall be calculated according to the schedule set forth in Exhibit "C."

         4.2 Rental Payment Adjustment. The annual rental payment identified in this Agreement shall be adjusted (collectively "Adjusted Fee") on the first anniversary of the Effective Date and every annual anniversary thereafter ("Adjustment Date") by the following formula:

                Adjusted Fee = Base Fee + ((IR-IL)YIL) + Base Fee



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         "Base Fee" shall mean the applicable annual rental or other fees identified in this Agreement which, for the purposes of the formula identified above, shall remain the same as set forth in this Agreement as of the Effective date.

         IR is the Consumer Price Index for the month which is three (3) months immediately preceding the month in which the Adjustment Date occurs.

         IL is the Consumer Price Index for the month which is three (3) months immediately preceding the month of the Effective Date.

         "Consumer Price Index" shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for Urban Wage Earners and Clerical Workers for All Items (CPI-W) - U.S. City average or shall mean the successor thereto. In the event the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of Adjusted Fee for the Adjustment Date shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or if the Bureau should fail to publish the same, then with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by Prentice Hall, Inc., or any other nationally recognized publisher or similar statistical information. If the Consumer Price Index ceases to be published and there is no successor thereto, such other index as Customer and Specialty may agree upon shall be substituted for the Consumer Price Index, and if they are unable to agree, then such matter shall be submitted to arbitration in accordance with the terms of Section 18.

         4.3 Additional Rent. Customer shall pay as additional rent any taxes or other assessments, including but limited to real estate or personal property taxes, that are (i) levied against the Leased Sites or the improvements thereon and (ii) attributable to the improvements, or portions thereof, that are constructed or installed by or on behalf of Customer. Specialty will provide reasonable documentation of real estate or personal property taxes attributable to the improvements, or portions thereof, that are constructed or installed by or on behalf of Customer.

         4.4 Interest. Any fee or other payment not paid within ten (10) business days of when due shall bear interest until paid at the lesser of:

                  4.4.1    The rate of ten percent (10%) per annum; or

                  4.4.2    The maximum rate allowed under applicable law.

5. Relationship of the Parties. Nothing contained in this Agreement shall be deemed to create any partnership or joint venture relationship between the parties.

6. Access

         Customer shall have free access during the term of a Leased Site Schedule to the applicable Site twenty-four (24) hours per day, seven (7) days per week. Customer acknowledges that with



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respect to Sites where Specialty's rights are derived from a Prime Lease, notwithstanding this Section 6, Customer's access rights to the Site are subject to any restrictions on access to the Site as are set forth in such Prime Lease. In the event Customer or its agents or contractors perform any work at a Site, Specialty will be guaranteed by Customer that Specialty will not experience any down time in operation or any other operations at the communications facility and Customer will indemnify and reimburse Specialty for any and all claims of liability or losses by any third party resulting from any such down time in operation and any actual damages or losses sustained by Specialty resulting from any such down time in operation directly attributable to Customer's or its agent's or contractor's work at a Site. Specialty shall furnish Customer with necessary devices for the purpose of ingress and egress to the said Site and communications facility. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Customer or persons under their direct supervision will be permitted to enter said Site. Customer will retain ownership of all buildings, equipment and appurtenances Customer installs at any Site; provided; however, that the removal of said equipment will not adversely affect the integrity of any structure.

7. Improvements and Construction of Leased Sites

         7.1 Approved Communications Facility. Customer has the right, at Customer's sole cost and expense, to erect, maintain, replace and operate at the Site, only that communications facility specified on the Leased Site Schedule. It is understood that Customer shall have the right at each and every Site, subject to compliance with the terms of this Agreement and particularly those set forth in this Section, to replace the equipment described in a Leased Site schedule with similar and comparable equipment so long as: (a) there is no greater wind loading, structural loading, size, weight or height; and (b) the equipment operates at the frequency or range of frequencies designated in the applicable Leased Site Schedule, or at the frequency or range of frequencies identified in Customer's current licenses or successor licenses thereto, for the transmission of wireless communications signals of that given Site. It is understood that any such replacement equipment must be frequency compatible with then existing uses of the Site and that any change in frequency shall not adversely impact the business of Specialty, as determined within Specialty's sole discretion. Prior to commencing any Installation or material alteration of a communications facility and prior to accessing the communications tower structure for any reason whatsoever, Customer must obtain Specialty's approval of:

                  7.1.1    Customer's plans for Installation or alteration work;
                           and

                  7.1.2 The identity of the contractor performing the installation or material alteration or in any way accessing the tower structure itself.

Specialty's approval must not be unreasonably withheld or delayed. All of Customer's installation and alteration work must be performed:

                  7.1.3    At Customer's sole cost and expense;


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                  7.1.4    In a good and workmanlike manner, using the care and
                           skill ordinarily used by members of the profession practicing under similar conditions at the same time and in the same geographic area;

                  7.1.5    In accordance with applicable building codes; and

                  7.1.6 Must not adversely affect the structural integrity or maintenance of the Leased Site or any structure on or use of the Leased Site.

         Said erection, maintenance, replacement and operation will in no way damage or interface with any existing tenant's use of or existing operations at the communications facility. If damage or interference is caused by Customer and Customer fails to make such repairs immediately after notice by Specialty, Specialty may make the repairs and the reasonable costs thereof shall be payable to Specialty by Customer on demand. If Customer does not make payment to Specialty within thirty (30) days after such demand, Specialty shall have the right to immediately terminate the applicable Leased Site Schedule. No materials may be used in the installation of the antennas or transmission lines that will cause corrosion or rust or deterioration of the tower structure or its appurtenances.

         After completion of the initial construction by Specialty and acceptance of a Leased Site by Customer, any structural alterations to a structure on the Leased Site must be designed, at Customer's sole cost and expense, by a structural engineer licensed in the jurisdiction where the Site is located. Notwithstanding the foregoing, for any structural alterations on a tower, such structural engineer must either be approved by the lower manufacturer or by Specialty. For structural alterations requiring a municipal permit, the structural engineer must be satisfactory to the local municipality.

         Following the initial installation of Customer's equipment at a Site, any Installation, material alteration or removal of such equipment by Customer and any activities whatsoever requiring access to the tower structure at the Site, must be performed by Specialty or by a contractor reasonably acceptable to Specialty (which acceptance may specifically include a requirement that all such contractors provide to Specialty, at least three (3) business days prior to performing any such installation, material alteration or removal, certificates of insurance consistent with the provisions of this Agreement). Specialty's consent thereto shall not be unreasonably withheld or delayed. In the event that Specialty does not perform such installation, material alteration or removal, Customer must engage Specialty's project manager to monitor, inspect and approve all activities performed by or on behalf of Customer at the initial rate of $70.00 per hour not to exceed a total of $2,000.00 per Site for any given installation, material alteration or removal project. The hourly rate and the maximum charge for the project manager shall be adjusted on each Adjustment Date pursuant to the formula set forth in Section 4.2. Notwithstanding anything to the contrary contained in this Agreement, Specialty, with respect to any work to be performed at a Site, shall have the right of first refusal to meet any bona fide bid selected by Customer for the performance of such work upon the same terms and conditions as set forth in the bid. Specialty shall have seven (7) business days after the receipt of such bid to notify Customer whether Specialty intends to meet such bid and perform the work in accordance with the bid. In the event Specialty does not notify Customer within such time, Customer may proceed to contract with said bidder subject to Specialty's approval as set forth above.



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         7.2 Liens. Customer must keep the Site free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of Customer. If any lien is filed against the Site as a result of the acts or omissions of Customer's employees, agent or contractors, Customer must discharge the lien or bond the lien off in a manner reasonably satisfactory to Specialty within thirty (30) days after Customer receives written notice from any party that the lien has been filed. If Customer fails to discharge or bond any lien within such period, then, in addition to any other right or remedy of Specialty, Specialty may, at Specialty's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. Customer must pay on demand any amount paid by Specialty for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of Specialty incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

         7.3 Waiver of Specialty's Lien

                  7.3.1 Specialty waives any lien rights it may have concerning Customer improvements which are deemed Customer's personal property and not fixtures and Customer has the right to remove the same at any time without Specialty's consent.

                  7.3.2 Specialty acknowledges that Customer has or may enter into a financing arrangement including promissory notes, security agreements and other similar documents (collectively, "Financing Agreement") for the financing of the Customer improvements at the Sites (the "Collateral") with a third party or parties (the "Financing Entity"). In connection therewith, Specialty (i) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral, as fixtures or otherwise; and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy, attachment, or distress for any Rent due or to become due and that such Collateral may be removed at any time without recourse to legal proceedings. Customer agrees to notify Specialty in writing that Customer has entered into the Financing Agreement and of the identity of the Financing Entity. Any removal of property made pursuant to this Section 7.3 shall be made consistent with the provisions of this Agreement.

         7.4 Possession. Taking possession of the Site by Customer is conclusive evidence that Customer:

                  7.4.1 Accepts the Site as suitable for the purposes for which they are leased;

                  7.4.2 Accepts the Site and any structure on the Site and every part and appurtenance thereof AS IS, with all faults; and


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                  7.4.3    Waives any claims against Specialty in respect of
                           defects in the Site or the Leased Sites and its appurtenances, their habitability or suitability for any permitted purposes, except:

                           7.4.3.1      If otherwise expressly provided
                                        hereunder;

                           7.4.3.2 If resulting from the negligence or willful misconduct of Specialty, Specialty's employees, agents or contractors;

                           7.4.3.3 If resulting from any known claim by a third party not identified by Specialty in Specialty's representations under this Agreement; or

                           7.4.3.4 If Specialty had actual knowledge of such defects and did not disclose such defects to Customer.

         For the purposes of this provision, Customer is deemed to have taken possession on the Commencement Date of the respective Leased Site Schedule.

8. Interference

         Specialty and Customer understand that Customer and other current or future users of Leased Sites will utilize the Leased Sites for the transmission of wireless communication signals. Customer agrees to have installed at each Leased Site transmitting and receiving equipment of a type and frequency that will not cause measurable interference as defined by the FCC ("measurable interference") to other users of such Leased Site. In addition, Customer agrees that it will not change the manner in which it uses its equipment after the date such equipment is installed at a Leased Site to a manner that causes measurable interference to other current users of such Leased Site. Specialty agrees that it will prohibit any future tenants of a Leased Site who take possession after the date of execution by Customer of a Leased Site Schedule with respect to such Leased Site from installing transmitting and receiving equipment of a type and frequency that will cause measurable interference to Customer. In addition, Specialty agrees that it will prohibit any tenant that took possession of space on the Leased Site prior to execution by Customer of a Lease Site Schedule with respect to such Leased Site from changing the manner in uses its equipment at the Leased Site after Customer's execution of such Leased Site Schedule to a manner that causes measurable interference to Customer. In the event that Customer's equipment causes measurable interference to other users of a Leased Site, Customer will take all steps necessary to correct and eliminate such interference to other users of a Leased Site, Customer will take all steps necessary to correct and eliminate such interference within forty-eight (48) hours of Customer's receipt of notice of such interference from Specialty; provided, however, that if (i) upon receipt of such notice, Customer continuously and diligently endeavors to correct and eliminate such interference, and (ii) notwithstanding Customer's efforts to correct and eliminate such interference, such interference cannot be corrected and eliminated within said forty-eight (48) hour period, then Customer shall notify Specialty of this fact, whereupon the period during which Customer shall have the right to cure such interference pursuant to this Section 8 shall be extended automatically for an additional period not to exceed thirty (30) days following the



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expiration of such initial forty-eight (48) hour period as long as Customer continuously and diligently endeavors to correct and eliminate said interference, unless prior to the expiration of such additional thirty (30) day period, Specialty notifies Customer that such interference materially and adversely affects another user's use of the Leased Site, in which case Customer's right to extend the period during which it has the right to cure such interference pursuant to this Section 8 shall terminate forty-eight (48) hours after Customer's receipt of such notice, unless, prior to such time, Customer ceases operation from the Leased Site until said interference is eliminated. In the event that any equipment of any future tenant to the extent that the tenant's equipment is malfunctioning or is difference or being operated differently from when Customer installed its equipment, or the communications facility causes measurable interference, Specialty will require that said tenant takes all steps necessary to correct and eliminate the interference within seventy-two (72) hours of Specialty's receipt of notice from Customer; provided, however, that if (i) upon receipt of such notice, Specialty and/or the other user whose equipment is causing such interference (the "other user") continuously and diligently endeavors to correct and eliminate such interference, and (ii) notwithstanding Specialty's and/or such other user's efforts to correct and eliminate such interference, such interference cannot be correct and eliminated within said forty-eight (48) hour period, then Specialty shall promptly notify Customer of this fact, whereupon the period during which Specialty shall have the right to cure such interference pursuant to this
Section 8 shall be extended automatically for an additional period not to exceed thirty (30) days following the expiration of such initial forty-eight (48) hour period as long as Specialty and/or the other user continuously and diligently endeavors to correct and eliminate such interference, unless prior to the expiration of such additional thirty (30) day period, Customer notifies Specialty that such interference materially and adversely affects Customer's use of the Leased Site, in which case Specialty's right to extend the period during which it has the right to cure such interference pursuant to this Section 8 shall terminate forty-eight (48) hours after Specialty's receipt of such notice, unless, prior to such time, the other user ceases operation from the Leased Site until said interference is eliminated.

9. Indemnification

         Customer shall indemnify and hold Specialty and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of Customer's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages as may be caused by the negligence or willful misconduct of Specialty, or its subcontractors, servants, agents or invitees. If Specialty is made a party to any litigation commenced by or against Customer for any of the above reasons, then Customer shall protect and hold Specialty harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Specialty in connection therewith.

         Specialty shall indemnify and hold Customer and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of Specialty's and/or any of its subcontractors', servants', agents' or invitees' use of occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 11 as may be due to or caused by the negligence or willful misconduct of Customer, or its subcontractors, servants, agent or invitees. If Customer is made a party to any litigation commenced by or against Specialty for any of the above reasons, then Specialty shall protect and hold Customer harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Customer in connection therewith.

10. Insurance

         Customer shall maintain at its expense throughout the term of this Agreement, general liability insurance with a combined single limit of Five Million ($5,000,000.00) Dollars for bodily injury and property damage. Coverage shall include Independent Contractors Liability. At execution of this Agreement, Customer shall provide a Certificate of Insurance to Specialty, evidencing Specialty as an additional insured and which shall contain a provision for thirty (30) day notice of cancellation or material change to Specialty. Customer shall also maintain Auto Liability insurance in an amount no less than One Million ($1,000,000.00) Dollars combined single limit for bodily injury and/or property damage. Customer must also maintain statutory Workers' Compensation Insurance and Employee's Liability for the statutory limit but in no event less than One Million ($1,000,000.00) Dollars.

         All insurers will be rated A or better and must be licensed to do business in the jurisdiction where the respective Sites are located. The provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of Customer.

         Customer will not do or permit to be done in or about the Leased Sites nor bring or keep or permit to be brought to the Leased Sites anything that: (a) is prohibited by any insurance policy carried by Specialty covering the Site, any improvements thereon, or the Leased Sites; or (b) will increase the existing premiums for any such policy beyond that contemplated for the additional of Customer's communications facility. Specialty acknowledges and agrees that the installation of Customer's communications facility upon the Leased Sites in accordance with the terms and conditions of this Agreement will be considered within the underwriting requirements of any of Specialty's insurers and such premiums contemplate the addition of the communications facility.

         The parties hereby waive any and all rights of action for negligence against the other which may hereafter since on account of damages to the premises or Site resulting from any fire, or other casualty of the kind covered by standard fire insurance policies, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties, or either of them. Customer and Specialty shall each obtain a Waiver of Subrogation from their respective insurance companies in which said insurance companies also waive their respect rights to recover.

11. Surrender of Leased Site

         Customer, upon termination of the Agreement or the applicable Leased Site Schedule, shall have removed its equipment, personal property and all fixtures and have restored the Leased Site to its original condition, reasonable wear and tear excepted. If such time for removal causes Customer to remain on the Site after termination of this Agreement or the applicable Leased Site Schedule, Customer shall pay rent at one and one-half times the then existing annual rate until such time as the



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 12 removal of the equipment, personal property and all fixtures are completed. Nothing in this provision shall be construed as providing Customer the right to hold over and Specialty, immediately upon the termination or expiration of the Agreement or the applicable Leased Site Schedule, shall have the right to evict Customer from the Leased Sites.

12. Representation, Warranties and Covenants

         12.1 Specialty. Specialty warrants, with respect to each particular Leased Site Schedule that:

                  12.1.1 Specialty, or the entity for which Specialty possesses the management rights, owns good, marketable fee simple title or has a good and marketable leasehold interest or has the right as a manager or has a valid license or easement in the land on which the Site is located and has the right of access thereto;

                  12.1.2 Specialty will not permit or suffer the installation and existence of any other improvement upon the structure land of which the Site is a portion if such improvement materially interferes with transmission or reception by Customer's wireless transmission facilities at the Site;

                  12.1.3 None of the Leased Sites, to the best knowledge of Specialty, is contaminated by any Environmental Hazards as defined below;

                  12.1.4 Electrical service is available to Customer at each and every Site with the understanding that Customer will pay for all utility services needed to operate its communications facility; and

                  12.1.5 Specialty will keep, at Specialty's expense, the communications tower structure in good repair as required by law and applicable state and local codes and regulations and shall also comply with all rules and regulations enforced by the FCC and FAA with regard to the lighting, marking and painting of towers.

         12.2 Customer. Customer warrants, with respect to each particular Leased Site Schedule that:

                  12.2.1 Customer will maintain its equipment, antennas, transmission lines and other appurtenances in proper operating condition and maintain same as to appearance and safety;

                  12.2.2 All installations and operations by Customer in connection with this Agreement shall meet with all applicable rules, codes and regulations of governmental authorities, including, without limitation, the FCC and the municipality, county and state in which such installations and operations exist.



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 13

                           Specialty specifically assumes no responsibility for the licensing, operation and/or maintenance of Customer's radio equipment; and

                  12.2.3 Customer is responsible for bringing telephone service to the Leased Site or for otherwise obtaining access from the Leased Site to telephone service and Customer will pay for all utility services needed to operate its communications facility.

         12.3 Mutual. Each party represents and warrants to the other party:

                  12.3.1 It has full right, power and authority to make this Agreement and to enter into the Leased Sites Schedules;

                  12.3.2 The making of this Agreement and the performance thereof will not violate any laws, ordinances, restrictive covenants, or other agreements under which such party is bound;

                  12.3.3 That such party is qualified to do business in any states in which the Sites are located; and

                  12.3.4 All persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.

         12.4 No Brokers. Specialty and Customer represent to each other that neither has had any dealings with any real estate brokers or agents in connection with this Agreement.

13. Casualty or Condemnation

         13.1 Casualty. If there is a casualty to any structure upon which a Customer communications facility is located, Specialty must within ninety (90) days repair or restore the structure. During said period of repair or restoration, all rent and other fees identified in this Agreement applicable to that Site shall be abated. Upon completion of such repair or restoration, Customer is entitled to reinstall Customer's communications facility. In the event such repairs or restoration will reasonably require more than ninety (90) days to complete, Customer is entitled to terminate the applicable Leased Site Schedule upon thirty (30) days prior written notice. During any period during which Customer's equipment cannot function at a Site due to a casualty to any structure upon which a Customer communications facility is located, subject to the terms of this Agreement regarding interference and relations with other tenants, Customer shall be afforded the right to locate portable communications equipment at the Site.

         13.2 Condemnation. If there is a condemnation of the Site, including without limitation a transfer of the Site by consensual deed in lieu of condemnation, then the Leased Site Schedule for the condemned Site will terminate upon transfer of title to the condemning authority, without further liability to either party under this Agreement. Customer is entitled to pursue a separate condemnation award for Customer's communications facility from the condemning authority. Specialty will notify



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 14

Customer within ten (10) business days following Specialty's receipt of notice of condemnation with respect to a Site.

14. Default

         14.1 Customer's Default. The occurrence of any one or more of the following events constitutes an "event of default" by Customer under this
Agreement:

                  14.1.1 If Customer falls with respect to a total of five (5) or more Sites to pay any fee or other sums payable by Customer within twenty (20) business days of Customer's receipt of written request for payment;

                  14.1.2 Breach of any representation, warranty or covenant set forth in this Agreement including any Leased Site Schedule, with the exception of the non- payment of any fee or other sums by Customer, which is not cured within thirty (30) days of receipt of written notice, except such thirty (30) day cure period will be extended as reasonably necessary to permit Customer to complete the cure so long as Customer commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure;

                  14.1.3 If any petition is filed by or against Customer, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against Customer, such petition is not dismissed within ninety (90) days after the filing thereof), or Customer is adjudged bankruptcy or insolvent in proceedings filed under any section or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

                  14.1.4 If a receiver, customer or trustee is appointed for Customer or for any of the assets of Customer and such appointment is not vacated within sixty (60) days of the date of appointment;

                  14.1.5 If Customer becomes insolvent or makes a transfer in fraud of creditors; or

                  14.1.6 If Customer's equipment is found to be interfering as described to this Agreement and said interference is not timely corrected as provided herein.

         14.2 Specialty's Remedies. If an event of default occurs, Specialty (without notice or demand except as expressly required above) may terminate this Agreement including applicable Leased Site Schedules, in which event Customer will immediately surrender the Sites to Specialty. Customer will become liable for damages equal to the total of;

                  14.2.1   The actual costs of recovering the Sites;



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 15

                  14.2.2 The rent earned as of the date of termination, plus interest thereon from the date due until paid;

                  14.2.3 The amount by which any rents, fees and other benefits that Specialty would have received under the applicable Leased Site Schedules for the remainder of the term under the applicable Leased Site Schedule after the time of award subject to Specialty's duty to mitigate damages as set forth below;

                  14.2.4 All other sums of money and damages owing by Customer to Specialty.

         Specialty may elect any one or more of the foregoing remedies with respect to this Agreement or to any particular Leased Sites Schedules.

         14.3 Specialty's Default. If Specialty is in breach of an representation, warranty or covenant set forth in this Agreement and such breach is not cured within thirty (30) days of receipt of written notice thereof, except such thirty (30) day cure period will be extended as reasonable necessary to permit Specialty to complete the cure so long as Specialty commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure. Customer may, in addition to any other remedy available at law or in equity, at Customer's option upon written notice:

                  14.3.1   Terminate the applicable Leased Site Schedule; or

                  14.3.2 Incur any expense reasonably necessary to perform the obligation of Specialty specified in such notice and invoice Specialty for the actual expenses, together with interest as set forth herein from the date named. Any invoice shall be accompanied by documentation reasonably detailing actual expense. If Specialty fails to reimburse the costs within thirty
                           (30) days of receipt of written notice, then Customer is entitled to offer and deduct such expenses from the fees or other charges next becoming due under any Leased Site Schedule.

         Customer may elect any one or more of the foregoing remedies with respect to any particular Leased Site Schedule.

         14.4 Duty to Mitigate Damages. Specialty and Customer shall endeavor in good faith to mitigate damages arising under this Agreement.

15. Environmental Matters

         Specialty represents and warrants that to the best of Specialty's knowledge there are no Environmental Hazards on any Site. Nothing in this Agreement or in any Leased Site Schedule will be construed or interpreted to require that Customer remediate any Environmental Hazards located



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 16 at any Site unless Customer or Customer's officers, employee, agents or contractors placed the Environmental Hazards on the Site.

         Customer will not bring to, transport across or dispose of any Environmental Hazards on any particular Leased Sites or Site without Specialty's prior written approval, which approval shall not unduly be withheld or delayed. Customer's use of any approved substances constituting Environmental Hazards must comply with all applicable laws, ordinances and regulations governing such use.

         The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term "hazardous substances" shall be defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and any regulations promulgated pursuant thereto. The term "pollutants" shall be as defined in the Clean Water Act, and any regulations promulgated pursuant thereto. This Section shall survive termination of the Agreement and any particular Leased Site Schedule.

16. Covenant of Quite Enjoyment

         Specialty covenants that Customer, on paying the rent and performing all the terms, covenants and conditions of this Agreement, shall peaceably and quietly have, hold and enjoy the Leased Sites.

17. Entire Agreement

         It is agreed and understood that this Agreement, including all Leased Site Schedules, contain all the agreements, promises and understandings between Specialty and Customer and that no verbal or oral agreements, promises or understandings shall be binding upon either Specialty or Customer in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Agreement shall be void and ineffective unless made in writing signed by the parties.

18. Governing Laws Arbitration

         The laws of the State of Texas, disregarding conflict of law principles, shall govern this Agreement. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by arbitration in the city of Dallas, Texas in accordance with the rules and procedures of the American Arbitration Associations, and judgment upon the award may be entered in any court having jurisdiction hereof.

19. Assignment

         This Agreement may not be sold, subleased, assigned or transferred by Customer without prior approval or consent of Specialty; provided, however, that Customer may assign its interest to its parent company, any subsidiary or affiliate or to any successor-in-interest or entity acquiring 51% or more of its stock or assets, so long as any such purchaser, sublessee, assignee or transferee has a



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 17 net worth of $25,000,000.00 as defined by generally accepted accounting principles. It is understood that any such assignment shall not relieve Customer of any liability for performance of this Agreement. Customer acknowledges that Customer is the current holder of all requisite FCC licenses necessary for it to lawfully provide the wireless services that it intends to offer utilizing the Leased Sites identified in Exhibit "A." As to other entities, this Agreement may not be sold, subleased, assigned or transferred, in whole or in part, without the written consent of Specialty, for any purpose, which consent may be withheld in Specialty's absolute discretion.

         Specialty consents to the assignment by Customer of this Agreement to the Financing Entity described in Paragraph 7.3 above as security for the payment of all indebtedness and performance of obligations under the Financing Agreement; provided that, such assignment shall not constitute assumption by the Financing Entity of any obligations under this Agreement unless and until the Financing Entity elects to assume Customer's rights and obligations herein in the event Customer defaults under the Financing Agreement or any agreement with the Financing Entity related thereto. In such event, the Financing Entity may, but shall have no obligation to take in its name or in the name of Customer or otherwise, such actions as the Financing Entity may, at any time or from time to time deem necessary to utilize the Leased Site. Customer hereby irrevocably authorizes Specialty to accept such performance by the Financing Entity. Any such assignment does not relieve Customer of any liabilities or obligations for performance identified in this Agreement.

20. Severability

         If any provision of this Agreement or any Leased Site Schedule is invalid or unenforceable with respect to any party, the remainder of this Agreement, or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement is valid and enforceable to the fullest extent permitted by law.

21. No Waiver

         No provision of this Agreement will be deemed to have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. The rights granted in this Agreement are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

22. Representation

         Each of the parties acknowledges and agrees that it has been represented by counsel and that it has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 18

23. Notices

         Any notice or demand required to be given in this Agreement shall be made by certified mail, return receipt requested, or reliable overnight courier, to the address of the other party set forth below:

         As to Customer:            ALAMOSA PCS, LLC
                                    P.O. Box 65700
                                    Lubbock, Texas 79424
                                    Attention: David Sharbutt

WITH A COPY TO:

                                    -----------------------

                                    -----------------------

                                    -----------------------
                                    Attention:
                                              -------------

         As to Specialty:           Specialty Capital Services, Inc.
                                    12001 Hwy 14 North
                                    Cedar Crest, New Mexico 87008
                                    Attention: Jeffrey A. Howard, Vice President

WITH A COPY TO:                     OmniAmerica, Inc.
                                    2 Summit Park Drive, Suite 105
                                    Cleveland, Ohio 44131
                                    Attention: F. Howard Mandel, Vice President and General Counsel

         Any such notice or demand is deemed received three (3) business days following deposit in the United States Mails addressed as required above. Specialty or Customer may from time to time designate any other address for this purpose by giving written notice to the other part.

24. Binding Effect

         This Agreement shall extend to and bind the heirs, personal representatives, successors and assigns of the parties hereto. The parties further agree that all of the provisions in this Agreement shall affect and bind any and all tenants or occupants of the Site who come upon the same through or by agreement with either party. Each party shall be fully responsible to ensure that any and all tenants or occupants of the Site who come upon the same through or by agreement with that party comply with all of the terms and provisions of this Agreement and such party shall be fully liable and responsible for any breaches of this Agreement by its tenants or occupants.




MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 19

25. Prime Lease

         The parties acknowledge that Specialty's rights in the Site may be derived from a Prime Lease in which Specialty is lessee, sublessee, grantee, licensee or assignee therein. If this is the case, a copy of said Prime Lease shall be attached as Exhibit 4 to the applicable Leased Site Schedule, and the following provisions shall be applicable. In the event approval of the prime lessor, grantor or licensor is required in the Prime Lease, the effectiveness of any Leased Site Schedule concerning such property shall be specifically subject to the obtaining of such approval. Further, all the terms, conditions and covenants contained in this Agreement shall be specifically subject to and subordinate to the terms and conditions of any Prime Lease affecting the Site that is the subject of the particular Leased Site Schedule. In the event any o the provisions of the Prime Lease supersede or contradict the terms of this Agreement, such terms of this Agreement shall be deemed deleted or superseded to the extent of the contradiction as applicable to the space utilized by Customer. Further, Customer agrees to be bound by and agrees to perform all the acts and responsibilities required of the lessee, sublessee, grantee, licensee or assignee pursuant to the Prime Lease as are applicable to the access and occupancy of the premises utilized by Customer. Lastly, in the event the Prime Lease terminates for any reason, the Leased Site Schedule relating to the Site covered by said Prime Lease, shall be deemed to have terminated effective the date of the termination of the Prime Lease.

26. Termination

         In the event any previously approved zoning or governmental permit affecting the use of the property as a communications facility is withdrawn or terminated, the Leased Site Schedule relating to the property covered by said permit or approval shall be deemed to have been terminated effective the date of the termination of the permit or approval. In addition to any other rights to terminate a Leased Site Schedule, Specialty has the right to terminate a Leased Site Schedule and all of Customer's right to the premises leased pursuant to the Leased Site Schedule if any equipment placed on the Site by Customer unreasonably interferes with any equipment located on said Leased Site and Customer fails to resolve such interference problem as provided above.

27. Supercedes

         This Agreement revokes and supersedes any other oral or written agreements between the parties, whether or not in writing, that pertain to the subject matter described herein.

28. Non-Disclosure

         The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms of this Agreement or any portion thereof, except to such third party's auditor, accountant or attorney or investors or to a governmental agency if required by regulation, subpoena or government order to do so.

29. Third Parties

         Any obligations imposed on Customer in this Agreement shall be equally and fully applicable to any other third parties that Customer brings on to the property or comes upon the property through or under the authority of Customer. Any breach by such other third parties shall be decreed



MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 20 a breach by Customer under this Agreement and Customer shall be fully liable and responsible to Specialty pursuant to the terms of this Agreement for such breach.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.


                                         ALAMOSA PCS LLC


                                         By: /s/ David Sharbutt
                                             -----------------------------------
                                              Name: David Sharbutt
                                                   -----------------------------
                                              Title: Chairman
                                                    ----------------------------

                                         SPECIALTY CAPITAL SERVICES, IN.


                                         By: /s/ Michael Budagher
                                             -----------------------------------
                                              Name: Michael Budagher
                                                   -----------------------------
                                              Title: Chairman
                                                    ----------------------------


MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 21

                                  ADDENDUM I TO
                   MASTER SITE DEVELOPMENT AND LEASE AGREEMENT


         This Addendum contains certain changes, additional or supplemental terms and provisions to that certain Master Site Development and Lease Agreement (the "Master Site Agreement") entered into contemporaneously with and by the same parties as the Master Site Development and Lease Agreement dated the 20th day of August, 1998, by and between Alamosa PCS LLC, as "Customer", and Specialty Capital Services, Inc., as "Specialty". Except for the expressed modifications made in this Addendum, the Master Site Development and Lease Agreement continues in full force and effect.

         The Master Site Development and Lease Agreement is modified as follows:

         1.       Paragraph 1.1 shall have added thereto the following:

                  "The parties acknowledge that the initial portions of this Agreement are being done in a very short time frame. If for any reason a site is located and in a good faith effort to provide such short time frame services, Specialty should incur expenses in acquiring a site, doing extensive research involved a site such as soil surveys, environmental reports, seeking zoning and other licenses for locating a site, and after incurring such expenses for reasons caused by the customer such site should change, in that event, Alamosa will pay, as additional consideration under this Agreement, all such amounts. This reimbursement on a cost basis only with no additional added expense or cost, shall occur only in those events in which customer shall change the site location and in which Specialty has incurred such additional time and expense."

         2.       Paragraph 3.2 shall have added thereto the following:

                  "In the event that a Prime Lease shall terminate for any reason during the terms of this Agreement, and such termination of a Prime Lease cause the loss of a site, Specialty agrees to make its best efforts to attempt to secure a substitute for the site lost by the termination of the Prime Lease with no obligation to actually substitute the site."

         3.       Paragraph 9 shall have added thereto the following:

                  "In the event that either party hereto shall provide the indemnification set forth in the preceding paragraphs of this Section, in that event, the party to whom indemnification is given shall have the right to choose and approve of any attorneys or firm of attorneys who may represent them in any matter for which indemnification is being provided by the other party. The costs of such representation shall be paid by the party who is providing the indemnification and shall be paid at the normal and usual rates of such attorneys and in the manner to which is normal and usual for such representation."

ADDENDUM I TO
MASTER SITE DEVELOPMENT AND LEASE AGREEMENT - PAGE 1

         4.       Paragraph 10 shall have added thereto the following:

                  "Specialty shall furnish the Customer a certificate evidencing compliance with the foregoing requirements showing the Customer and Sprint Spectrum L.P., a Delaware Limited Partnership, Wireless Co, L.P., a Delaware Limited Partnership, and SprintCom, Inc., a Kansas Corporation, as additional insureds. Such certificates and policies of insurance shall provide not less than thirty (30) days written notice to the Customer and all additional insureds of any cancellation or material reduction in the insurance."

         5.       Paragraph 18 shall be changed to read as follows:

                  "18. GOVERNING LAW; PERFORMANCE AND ARBITRATION. This Agreement shall be governed by the laws of the State of Texas and shall be deemed to be executed in and performance called for in Lubbock, Lubbock County, Texas. Any dispute or controversy arising under, out of, or in connection with this Agreement, shall be determined and settled by mediation or by arbitration as follows:

                           1. MEDIATION. Customer and Specialty agree to mediate any dispute arising under this contract. In the event of any dispute, the parties, within thirty (30) days of a written request for mediation, shall attend, in good faith, a mediation in order to make a good faith reasonable effort to resolve any dispute arising under this contract. If this good faith mediation effort fails to resolve any dispute arising under this contract, Customer and Specialty agree to arbitrate any dispute arising under this contract. This arbitration shall occur only after the mediation process described herein.

                           2. ARBITRATION. Customer and Specialty agree, as concluded by the parties to this Agreement on the advice of their counsel, and as evidenced by the signatures of the parties and of their respective attorneys, it is agreed that all questions as to rights and obligations arising under the terms of this contract are subject to arbitration and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code Section 171.001 et seq as it may be amended from time to time).

                           3. DEMAND FOR ARBITRATION. If a dispute should arise under this contract, either party may within thirty
                           (30) days make a demand for arbitration by filing a demand in writing with the other.

                           4. APPOINTMENT OF ARBITRATORS. The parties to this Agreement may agree on one arbitrator, but in the event that they cannot so agree, there shall be three arbitrators, one named in writing by each of the parties within thirty (30) days after demand for arbitration is made, and a third to be chosen by the


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                           two so named. Should either party fail to timely join
                           in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of Texas Civil Practice and Remedies Code
                           Section 171.041.

                           5. HEARING. All arbitration hearings conducted under the terms of this Agreement, and all judicial proceedings to enforce any of the provisions of this Agreement, shall take place in Lubbock County, Texas. The hearing before the arbitrators of the matter to be arbitrated shall be at the time and place within that County selected by the arbitrators or if deemed by the arbitrators to be more convenient for the parties or more economically feasible, may be conducted in any city of the State of Texas.

                           6. ARBITRATION AWARD. If there is only one arbitrator, his or her decision shall be binding and conclusive. The submission of a dispute to the arbitrators and the rendering of their decision shall be a condition precedent to any right of legal action on the dispute. A judgement confirming the award of the arbitrators may be rendered by any court having jurisdiction; or the court may vacate, modify, or correct the award in accordance with the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code Section 171.087 et seq as it may be amended from time to time).

                           7. NEW ARBITRATORS. If the arbitrators selected, pursuant to Paragraph c., above, shall fail to render a decision within thirty (30) days of the date of hearing, they shall be discharged, and three new arbitrators shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

                           8. COSTS OF ARBITRATION. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                           9. CONDUCT OF ARBITRATION. Any arbitration brought under the terms of this Agreement shall be conducted in the following manner:

                                    a. Time Limitations. The parties agree that the following time limitations shall govern the arbitration proceedings conducted under the terms of this Agreement:

                                            (i) Any demand for arbitration must
                                            be filed within thirty (30) days of
                                            the date on which the dispute arises
                                            or the alleged breach occurs.


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                                            (ii) Each party must select an
                                            arbitrator within thirty (30) days
                                            of receipt of notice that an
                                            arbitration proceeding has
                                            commenced. In the event that no such
                                            selection is made, the arbitrator
                                            selected by the other party may
                                            conduct the arbitration proceeding
                                            without selecting any other
                                            arbitrator.

                                            (iii) The hearing must be held
                                            within thirty (30) days of the date
                                            on which the third arbitrator is
                                            selected.

                                            (iv) Hearing briefs must be selected
                                            within ten (10) days of the hearing
                                            date.

                                            (v) The arbitration award must be
                                            made within thirty (30) days of the
                                            receipt of hearing briefs.

                                    b. Discovery in Arbitration Proceedings. The parties agree that discovery may be conducted in the course of the arbitration proceeding in accordance with the following provisions:

                                            (i) Each party may notice no more
                                            than three (3) depositions in total,
                                            including both witnesses adherent to
                                            the adverse party and third-party
                                            witnesses.

                                            (ii) Each party may serve no more
                                            than twenty-five (25) requests for
                                            admission on the other party. No
                                            requests may be served within ten
                                            (10) days of the date of hearing,
                                            unless the parties otherwise
                                            stipulate. All requests for
                                            admission shall be responded to
                                            within ten (10) days of service of
                                            the requests, unless the parties
                                            otherwise stipulate.

                                            (iii) Each party may serve no more
                                            than fifty (50) interrogatories on
                                            the other party. No interrogatory
                                            shall contain subparts, or concern
                                            more than one topic or subject of
                                            inquiry. Interrogatories may not be
                                            phrased so as to circumvent the
                                            effect of this clause. No
                                            interrogatories may be served within
                                            ten (10) days of the date of
                                            hearing, unless the parties
                                            otherwise stipulate. All
                                            interrogatories shall be responded
                                            to within ten (10) days of service
                                            of the interrogatories, unless the
                                            parties otherwise stipulate.

                                            (iv) Each party may serve no more
                                            than ten (10) requests for
                                            production of documents on the other
                                            party. No request for production of
                                            documents shall contain subparts, or
                                            seek


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




                                            more than one type of document.
                                            Requests for production of documents
                                            may not be phrased so as to
                                            circumvent the effect of this
                                            clause. Unless the parties otherwise
                                            stipulate, requests for production
                                            of documents may not be served
                                            within ten (10) day of the date of
                                            hearing, and all requests for
                                            production of documents shall be
                                            responded to within ten (10) days of
                                            service of the requests.

                                            (v) If any party contends that the
                                            other party has served discovery
                                            requests in a manner not permitted
                                            by this Section, or that the other
                                            party's response to a discovery
                                            request is unsatisfactory, the party
                                            may request the arbitrators to
                                            resolve such discovery disputes. The
                                            arbitrators shall prescribe the
                                            procedure by which such disputes are
                                            resolved."

         6.       Paragraph 28 shall be changed to read as follows:

                  "28. NON-DISCLOSURE. The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms of this Agreement or any portion thereof, except to such third party's auditor or accountant or attorney or investors or to a governmental agency if required by regulation, subpoena or government order to do so, or to customer's bank or other financial institutions lending money to customer."

         7.       Paragraph 12.2.3 shall have added thereto the following:

                  "Notwithstanding the foregoing, customer shall be responsible for bringing telephone service to the leased site, and once such service is brought to the leased site, Speciality shall be responsible for all installation of that service or otherwise obtaining access to that service from the tower or other location being provided by Speciality under this Agreement."



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



         The foregoing Addendum is hereby agreed to this 20th day of August, 1998, to be effective the 27th day of July, 1998.

                                         CUSTOMER

                                         ALAMOSA PCS LLC


                                         By /s/ David Sharbutt
                                            ------------------------------------
                                            DAVID E. SHARBUTT, Chairman


                                         SPECIALTY

                                         SPECIALTY CAPITAL SERVICES, INC.


                                         By /s/ Jeffrey A. Howard
                                            ------------------------------------
                                            Jeffery A. Howard             (Name)
                                            ------------------------------
                                            Vice President               (Title)
                                            -----------------------------

Approved as to the Mediation and Arbitration provisions in paragraph 5 above.

                                         CRENSHAW, DUPREE & MILAM, L.L.P.


                                         By /s/ Jack McCutchin, Jr.
                                            ------------------------------------
                                            Jack McCutchin, Jr.
                                            Attorneys for Alamosa PCS LLC


                                         /s/ Jeffrey A. Howard
                                         ---------------------------------------
                                            Jeffrey A. Howard
                                            Attorney for Specialty Capital
                                            Services, Inc.


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